PURCHASE AGREEMENT

BETWEEN

BEHRINGER HARVARD BENT TREE LP,
a Delaware limited partnership

AS SELLER

AND

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.,
a Maryland corporation

AS PURCHASER

covering and describing

BENT TREE GREEN OFFICE BUILDING

in

Dallas County, Texas

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is entered into as of August 30, 2012 (the “Effective Date”), between BEHRINGER HARVARD BENT TREE LP, a Delaware limited partnership (“Seller”), and HARTMAN SHORT TERM INCOME PROPERTIES XX, INC., a Maryland corporation (“Purchaser”).

ARTICLE I

PURCHASE AND SALE

1.1

Agreement of Purchase and Sale. In consideration of their covenants set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, for the Purchase Price (as hereinafter defined) and on the terms and conditions set forth herein, the following:

(a)

All of the land situated in the City of Dallas, the County of Dallas and the State of Texas, described on Exhibit A attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all benefits, privileges, easements, strips, gores, tenements, hereditaments and appurtenances thereon or appertaining thereto, and together with all right, title and interest of Seller in and to adjacent streets, alleys and rights-of-way (the “Real Estate”). To the extent that the final approved Updated Survey contains any differences from the metes and bounds legal description attached hereto as Exhibit A, upon the Title Company’s approval of such Updated Survey and agreement to insure the legal description in the Updated Survey, the metes and bounds legal description reflected on the Updated Survey shall be substituted for Exhibit “A” for all purposes under this Agreement.

(b)

All structures, buildings, improvements and fixtures, including without limitation all equipment and appliances, used in connection with the operation or occupancy thereof, such as heating and air-conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal or other services owned by Seller and located on the Real Estate (“Improvements”).

(c)

All personal property owned by Seller located on or in the Real Estate or Improvements and used in connection with the operation and maintenance of the Real Estate or Improvements (“Personal Property”).

(d)

Seller’s interest in all leases and other agreements to occupy the Real Estate and/or the Improvements, or any portion thereof, as amended from time to time, in effect on the date of Closing, as hereinafter defined (all such leases and agreements being sometimes collectively referred to herein as “Leases”).

(e)

All intangible property owned by Seller and used in connection with the Real Estate, Improvements and Personal Property, including specifically, without limitation, all right, title and interest of Seller in and to the following: (i) all trademarks and trade names used in connection with any part of the Real Estate and Improvements (specifically excluding, however, the name “Behringer Harvard,” any derivative thereof or any name which includes the words “Behringer Harvard” or any derivative thereof), (ii) all plans and specifications, if any, in the possession of Seller which were prepared in connection with the construction of any of the Improvements, (iii) all licenses, permits and warranties now in effect with respect to the Real

Estate, Improvements and Personal Property, and (iv) all written service and maintenance contracts (“Service Contracts”) in effect at Closing (as hereinafter defined) and relating to the Property (as hereinafter defined) but only to the extent that such Service Contracts are assignable by Seller without any necessary third party consent, or to the extent that all necessary third party consents to such assignments have been obtained (provided that Seller shall not be obligated to obtain such third party consents), including without limitation all equipment leases and all rights of Seller thereunder relating to equipment or property located upon the Property, which will survive Closing and which Purchaser elects to assume pursuant to Section 5.4(c) herein (“Intangible Property”).

1.2

Property Defined. The Real Estate, Improvements, Personal Property, Leases and Intangible Property are sometimes collectively referred to herein as the “Property.”

1.3

Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4

Purchase Price. The purchase price for the Property shall be TWELVE MILLION ONE HUNDRED THOUSAND DOLLARS ($12,100,000) (“Purchase Price”).

1.5

Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

1.6

Earnest Money. Simultaneously with the execution and delivery of this Agreement, Purchaser is depositing with Chicago Title Insurance Company (the “Title Company”), having its office at 2001 Bryan Street, Suite 1700, Dallas, Texas 75201, Attention: Konrad Kaltenbach (the “Escrow Agent”), the sum of THREE HUNDRED FIFTY THOUSAND Dollars ($350,000) (the “Initial Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. Purchaser may extend the Closing one time by fifteen (15) days by giving Seller notice of the extension at by 5:00 p.m. Dallas, Texas time at least three (3) business days prior to the initial Closing Date and depositing and additional ONE HUNDRED THOUSAND DOLLARS ($100,000) with the Escrow Agent (the “Additional Deposit,” and collectively with the Initial Deposit and the Interest thereon, the “Earnest money”) by no later than 3:00 p.m. Dallas, Texas time on the initial Closing Date. The Escrow Agent shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of this Agreement. All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. If Purchaser does not exercise the right to terminate this Agreement in accordance with Section 2.3 or Section 3.3 hereof, upon the expiration of the Inspection Period (as such term is defined in Section 3.2 hereof) the Earnest Money shall be released to Seller and no interest shall accrue on the Earnest Money so released to Seller. The Earnest Money shall be applied to the Purchase Price at Closing unless otherwise set forth herein. After the expiration of the Inspection Period, the Earnest Money shall become non-refundable to Purchaser unless otherwise expressly set forth in this Agreement.

1.7

Independent Contract Consideration. Upon the Effective Date, Purchaser shall deliver to Seller a check in the amount of Fifty Dollars ($50) (the “Independent Contract Consideration”), which amount Seller and Purchaser hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, and is nonrefundable in all events.

1.8

Contingency. Notwithstanding anything herein to the contrary, Seller has informed Purchaser and Purchaser has acknowledged that the sale of the Property by Seller is contingent upon Seller obtaining board approval for the same. This contingency shall expire ten (10) business days after the Effective Date of this Agreement (the “Contingency Period”), however, and Seller shall be bound by the terms of this Agreement unless Seller provides Purchaser with written notice that Seller’s board has rejected the sale and the terms set forth in this Agreement within the Contingency Period. Should Seller provide Purchaser with written notice of such rejection (the “Rejection Notice”) within the Contingency Period, this Agreement shall immediately terminate, the Earnest Money shall be returned to Purchaser and Seller shall pay Purchaser a termination fee of the lesser of Purchaser’s actual out-of-pocket expenses paid to third parties and Ten Thousand Dollars ($10,000) (the “Termination Fee”) within ten (10) business days of the date that Purchaser provides to Seller a listing of Purchaser’s out-of-pocket expenses and such back-up as Seller may reasonably require to compensate Purchaser for the costs that it has incurred. After the Purchaser receives the Earnest Money from the Escrow Agent and the Termination Fee from Seller, neither party shall have any further obligations hereunder except those obligations that expressly survive termination.

ARTICLE II

TITLE AND SURVEY

2.1

Title Commitment. As soon after the Effective Date as reasonably practicable through the use of good faith efforts by Seller, Seller shall cause the Title Company to deliver to Purchaser, at Seller’s expense, (a) a title commitment (“Commitment”) for an owner’s policy of title insurance issued by the Title Company in the amount of the Purchase Price, and (b) legible copies of all instruments referenced in Schedule B and Schedule C of the Commitment.

2.2

Survey. As soon after the Effective Date as reasonably practicable through the use of good faith efforts by Seller, Seller shall cause to be delivered to Purchaser, at Seller’s expense, the existing survey (the “Existing Survey”) of the Real Estate and Improvements. Purchaser shall, at its sole cost, be responsible for obtaining an updated survey (the “Updated Survey,” and together with the Existing Survey, the “Survey”).  Seller shall reimburse Purchaser Two Thousand Dollars ($2,000) for the costs of the Updated Survey at Closing.

2.3

Review of Commitment and Survey. Purchaser shall have ten (10) days (the “Title Review Period”) after the receipt of the last of the Commitment, legible copies of all instruments referred to in Schedule B and Schedule C thereof, and the Survey to notify Seller in writing of such objections as Purchaser may have to anything contained in the Commitment or the Survey; provided, however, that Purchaser shall not have the right to object to any Permitted Exceptions described in Section 2.5 below. If Purchaser fails to object in writing to any item contained in the Commitment or the Survey during the Title Review Period, Purchaser shall be deemed to have waived its right to object to such item, and such item shall thereafter be deemed a Permitted Exception. In the event that Purchaser objects to any item contained in the Commitment or the Survey within the Title Review Period (such items being herein referred to as “Title Defects”), Seller shall notify Purchaser in writing within ten (10) days following the date of Purchaser’s notice of such Title Defects (the “Cure Period”) that either (a) the Title Defects have been, or will be at or prior to Closing, removed from the Commitment or the Survey, as the case may be, or (b) Seller has failed to arrange to have the Title Defects removed.

2.4

Failure to Cure Title Defects. If upon the expiration of the Cure Period Seller has not notified Purchaser that Seller has arranged to have the Title Defects removed, then Purchaser may elect (which election must be made in writing within five (5) days following expiration of the Cure Period) either: (a) to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser as

Purchaser’s sole remedy hereunder; or (b) to take title as it then is. If Purchaser does not, within five (5) days after the expiration of the Cure Period, send written notice to Seller of its election to terminate this Agreement pursuant to clause (a) of the preceding sentence, then: (x) Purchaser shall be deemed to have elected to take title as it then is without any reduction in the Purchase Price; (y) all Title Defects not removed from the Commitment or the Survey will thenceforth be deemed Permitted Exceptions; and (z) this Agreement shall remain in full force and effect. Anything to the contrary in this Agreement notwithstanding, Seller shall have no affirmative obligation hereunder to expend any funds or incur any liabilities in order to cause any matters shown in the Commitment or the Survey to be removed, cured or insured over, except that Seller shall pay or discharge any lien or encumbrance arising after the date hereof and voluntarily created or assumed by Seller and not created by or resulting from the acts of Purchaser or other parties not related to Seller. If the Commitment (or any subsequent revision thereof) discloses exceptions other than the Permitted Exceptions, and other than those which Seller has agreed to insure against, pay or discharge, then unless Purchaser agrees to accept title as it then is without reduction of the Purchase Price, Seller may, at its option, terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser as Purchaser’s sole remedy under this Agreement.

2.5

Other Permitted Exceptions. In addition to those matters shown in the Commitment and the Survey which become Permitted Exceptions pursuant to Section 2.4 above, the following shall also be deemed to be Permitted Exceptions: (a) the Leases; (b) taxes and standby fees for the year in which Closing occurs; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount, provided that Seller causes such liens or encumbrances to be insured around such that same do not appear as an exception in the owner’s title insurance policy issued to Purchaser pursuant to the Commitment.

2.6

Owner Title Policy. Subject to the provisions of Section 2.4, on the Closing Date Seller shall cause the Title Company to issue an owner’s title insurance policy at Seller’s cost insuring fee simple title in Purchaser as of the Closing Date, in accordance with the Commitment, subject only to the Permitted Exceptions; provided, however, that Seller shall have no obligation to pay anything other than the basic premium for such title insurance policy. If Purchaser desires to obtain a modification of the “survey exception” or other modification or endorsement, same shall be at the sole expense of Purchaser.

2.7

Expiration of Inspection Period. It is the intent of the parties that the right granted to Purchaser to terminate this Agreement shall expire upon the expiration of the Inspection Period, notwithstanding that the Title Review Period, the Cure Period or any election period may extend beyond the expiration of the Inspection Period. Accordingly, notwithstanding anything contained herein to the contrary, if Purchaser has not terminated this Agreement pursuant to Section 2.4(a) prior to the expiration of the Inspection Period, then Purchaser shall no longer have any right to terminate this Agreement under Section 2.4(a), and in such event Purchaser shall accept title to the Property under the conditions specified in Sections 2.4(x), 2.4(y) and 2.4(z) above.

2.8

New Title Defects. In the event that, after the expiration of the Inspection Period and prior to Closing, a revision of the Title Commitment or the Survey reveals an adverse matter objectionable to Purchaser that was not disclosed to Purchaser prior to the expiration of the Inspection Period and is not a Permitted Exception (a “New Title Defect”), Purchaser shall have five (5) days after such matter is disclosed to Purchaser to send written notice to Seller of such New Title Defect (it being agreed that if Purchaser fails to object to any New Title Defect within such five-day period, then such New Title Defect shall thereafter be deemed a Permitted Exception). Seller shall notify Purchaser in writing within five (5) days following the date of Purchaser’s notice of such New Title Defect (the “New Title Defect Cure Period”) that either (a) such New Title Defect has been, or will be at or prior to Closing, removed from the Commitment or the Survey, as the case may be, or (b) Seller has failed to arrange to have the New Title Defect removed. If, upon the expiration of the New Title Defect Cure Period, Seller has not notified

Purchaser that Seller has arranged to have the New Title Defect removed, then Purchaser may elect (which election must be made in writing within five (5) days following expiration of the New Title Defect Cure Period) either: (i) to terminate this Agreement as Purchaser’s sole remedy hereunder (in which event the Earnest Money shall be returned to Purchaser); or (ii) to take title subject to such New Title Defect and all Permitted Exceptions. If Purchaser does not, within five (5) days after the expiration of the New Title Defect Cure Period, send written notice to Seller of its election to terminate this Agreement pursuant to clause (i) of the preceding sentence, then (x) Purchaser shall be deemed to have elected to take title as it then is without any reduction in the Purchase Price; (y) the New Title Defect will thenceforth be deemed a Permitted Exception; and (z) this Agreement shall remain in full force and effect.

ARTICLE III

INSPECTION PERIOD

3.1

Property Documents. As soon after the Effective Date as reasonably practicable through the use of good faith efforts by Seller, Seller shall deliver through a secure website or make available to Purchaser at the Property, to the extent (and only to the extent) that such items are available and in Seller’s actual possession or in the actual possession of the management company engaged by Seller to manage the Property, the documents described on Exhibit B attached hereto and made a part hereof for all purposes (the “Property Documents”). Purchaser shall, if requested by Seller, execute instruments acknowledging receipt of the Property Documents delivered to Purchaser or made available to Purchaser either at the Property or via a secure website or any other document delivered or made available to Purchaser in connection with the transaction contemplated hereby. During the Inspection Period (as hereinafter defined), Purchaser may inspect the Property Documents during normal business hours and may photocopy same at Purchaser’s expense. Notwithstanding the foregoing provisions, Seller shall not be obligated to deliver to Purchaser any report described in Exhibit B if the terms of such report restrict Seller from doing so. With respect to any environmental report or other report described in Exhibit B which Seller delivers to Purchaser, Purchaser understands and agrees that (a) such report shall be delivered to Purchaser for general information purposes only, (b) Purchaser shall not have any right to rely on any report received from Seller and will not rely thereon, but rather will rely on inspections and reports performed by or on behalf of Purchaser, and (c) Seller shall have absolutely no liability for any inaccuracy in or omission from any report which it delivers to Purchaser. Any failure of Seller to timely deliver any of the Property Documents or make available any of the Additional Property Documents (as defined in Exhibit B) will not extend the Inspection Period beyond the period prescribed in Section 3.2 hereof, and Purchaser’s sole and exclusive remedy on account of any such failure will be to terminate this Agreement prior to the expiration of the Inspection Period in accordance with the provisions of Section 3.3. Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in the Property Documents or the Additional Property Documents.

3.2

Right of Inspection. During the period beginning on the Effective Date and ending thirty (30) days later at 5 p.m., Dallas, Texas time, on September __, 2012 (the “Inspection Period”), Purchaser and its representatives (including Purchaser’s architects, engineers and consultants) shall have the right to examine the Property Documents and to make a physical inspection of the Property (including the right to conduct such soil, engineering, environmental, hazardous or toxic material, noise pollution, seismic or other physical test, study or investigation as Purchaser may desire, provided, however, that Purchaser must obtain Seller’s consent, which may be withheld in Seller’s sole discretion, to any physically invasive testing or any testing involving sampling). In this regard, Purchaser and its authorized agents and representatives shall be entitled to enter upon the Property at all reasonable times during the Inspection Period, upon reasonable prior written notice (which may be by email) to Seller at least forty-eight (48) hour prior to the intended date of entry to permit Seller to schedule in an orderly manner Purchaser’s examination of the Property and to provide at least twenty-four (24) hours advance written notice to any affected tenants and while accompanied by a representative of Seller, subject to the rights of tenants of the Property under the Leases. Each such notice requesting access shall specify the intended date of entry and shall provide a detailed description of the proposed Purchaser inspections, including, without limitation, a list of contractors who will be performing the proposed Purchaser inspections, a copy, if applicable, of the Purchaser’s testing plan involving any test or investigation involving physical disturbance, sampling or invasive testing of any portion of the Property and such other information as Seller reasonably requires in connection with such proposed Purchaser inspection. After Seller has received advance notice as provided above and Seller has given approval of both the request and any testing plan, Purchaser or its designated Purchaser representatives may enter upon the Property during normal business hours for purposes of analysis or other tests and inspections which may be deemed necessary by Purchaser for the Purchaser’s inspection, except as limited in this Agreement. All activities by Purchaser or its representatives during the Inspection Period shall be coordinated through Seller’s designated representative, Jeff Carter, including, but not limited to, contact with tenants, and Seller shall have the right to have a representative present during any meetings with tenants. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to unreasonably interfere with use of the Property by Seller or tenants of the Property. In no event shall Purchaser or its representatives perform any off-site testing. Purchaser will use its best efforts to minimize any disruption or interference caused by any such testing and will promptly repair damage caused by such testing. Purchaser shall remove from the Property any waste materials generated by or during any permitting testing and Purchaser shall be the designated generator of any such waste materials. Before and during Purchaser inspections, unless otherwise approved by Seller Purchaser, or the applicable Purchaser representative conducting any Purchaser inspection, shall maintain (a) commercial general liability insurance with limits of at least Two Million Dollars ($2,000,000) for bodily or personal injury or death, (b) property damage insurance in the amount of at least One Million Dollars ($1,000,000), and (c) contractual liability insurance. Purchaser shall deliver to Seller a certificate evidencing the commercial general liability, property damage and contractual liability insurance before conducting any Purchaser inspection on the Property. Each such insurance policy shall be written by a reputable insurance company having a rating of at least “A+:VIII” by Best’s Rating Guide (or a comparable rating by a successor rating service), and shall otherwise be subject to Seller’s prior approval.

3.3

Right of Termination Seller agrees that in the event Purchaser determines, in its sole discretion, that the Property is not suitable for its purposes, then Purchaser shall have the right (“Purchaser’s Termination Right”) to terminate this Agreement on or before the expiration of the Inspection Period. Purchaser’s Termination Right shall be exercisable only by sending written notice of termination (the “Notice of Termination”) to Seller prior to the expiration of the Inspection Period. In the event that Purchaser timely exercises Purchaser’s Termination Right, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. If Purchaser fails to send Seller a Notice of Termination prior to the expiration of the Inspection Period, Purchaser shall be deemed to have approved the Property Documents and the Property in all respects and Purchaser’s Termination Right shall automatically and irrevocably expire.

3.4

Purchaser’s Duties upon Termination. In the event that Purchaser exercises Purchaser’s Termination Right. In addition, to the extent not already done, Purchaser will promptly restore the Property to its original condition if damaged or changed due to the tests and inspections performed by Purchaser, free of any mechanic’s or materialman’s liens or other encumbrances arising out of any of the inspections or tests, and will provide Seller, at no cost to Seller, with a copy of the results of any tests and inspections made by Purchaser, excluding any market and economic feasibility studies or any report if the terms and conditions of such report restricts Purchaser from doing so. The provisions of this Section 3.4 shall survive any termination of this Agreement.

3.5

Indemnity and Release. Purchaser hereby indemnifies and agrees to defend and hold Seller and the Property harmless of and from any and all losses, liabilities, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs of court), damages, liens, claims (including, without limitation, mechanics’ or materialmen’s liens or claims of liens), actions and causes of actions arising from or relating to Purchaser’s (or Purchaser’s agents, independent contractors, servants, employees or representatives) entering upon the Property to test, study, investigate or inspect the same or any part thereof, whether pursuant to Section 3.2 or otherwise, except to the extent arising solely from the negligence of Seller. Purchaser further waives and releases any claims, demands, damages, actions, causes of action or other remedies of any kind whatsoever against Seller for property damages or bodily and/or personal injuries to Purchaser, its agents, independent contractors, servants, employees and/or representatives arising out of the entry or use in any manner of the Property by any of the foregoing persons. If any proceeding is filed for which indemnity is required hereunder, Purchaser agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party. The provisions of this Section 3.5 shall survive the Closing or any termination of this Agreement and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Agreement

ARTICLE IV

CLOSING

4.1

Time and Place. The consummation of the purchase and sale of the Property (“Closing”) shall take place at the office of the Escrow Agent, or, at Seller’s option, at the office of Seller’s outside counsel, on a date (the “Closing Date”) mutually agreed upon by the parties, but not later than fifteen (15) days after the expiration of the Inspection Period unless Purchaser exercises its one-time option to extend the Closing Date for an additional fifteen (15) days (the “Extended Closing Date” by giving notice of such extension to Seller no later than 5:00 p.m. three (3) business days prior to the initial Closing Date and depositing the Additional Deposit of $100,000 with the Escrow Agent by no later than 3:00 p.m., Dallas, Texas time, on the Closing Date. Both the notice to Seller and the deposit of the Additional Deposit are conditions precedent to an extension of the Closing Date. If Purchaser exercises its option, the Closing shall take place thirty (30) days after the expiration of the Inspection Period. In the event that the scheduled Closing Date (either the initial Closing Date or the Extended Closing Date) should fall on a holiday or a weekend, then the Closing shall take place on the next business day following the scheduled Closing Date. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 below, the performance of which obligations shall be concurrent conditions.

4.2

Seller’s Obligations at Closing. At Closing, Seller shall:

(a)

deliver to Purchaser a Special Warranty Deed (the “Deed”) in the form of Exhibit C attached hereto, executed and acknowledged by Seller and in recordable form, it being agreed that the conveyance effected by the Deed shall be subject to the Permitted Exceptions;

(b)

deliver to Purchaser a Bill of Sale in the form of Exhibit D attached hereto (the “Bill of Sale”) executed by Seller;

(c)

join with Purchaser in the execution of an Assignment of Leases and Security Deposits in the form of Exhibit E attached hereto;

(d)

join with Purchaser in the execution of an Assignment and Assumption of Intangible Property and Other Rights in the form of Exhibit F attached hereto;

(e)

join with Purchaser in the execution of letters to tenants at the Real Estate in the form of Exhibit G attached hereto;

(f)

deliver to Purchaser an affidavit sworn by an officer of Seller in the form of Exhibit H attached hereto (the “FIRPTA Affidavit”), or in such other form as may be prescribed by federal regulations;

(g)

deliver to Purchaser such tenant estoppel certificates (as described in Section 5.8 hereof) and SNDA Agreements (as described in Section 5.9 hereof) as have been executed and returned to Seller;

(h)

deliver to Purchaser possession of the Property subject, however, to the Leases and Permitted Exceptions.

4.3

Purchaser’s Obligations at Closing. At Closing, Purchaser shall:

(a)

pay to Seller the Purchase Price in cash or immediately available funds, it being agreed that the Earnest Money shall be delivered to Seller at Closing and applied towards payment of the Purchase Price.

(b)

join with Seller in execution of the instruments described in Sections 4.2(c) and 4.2(d);

(c)

prepare and deliver to Seller and join with Seller in the execution of letters to tenants at the Real Estate in the form of Exhibit G attached hereto and made a part hereof for all purposes.

(d)

deliver to Seller an Agreement Regarding Disclaimers in the form of Exhibit I attached hereto and made a part hereof for all purposes executed by Purchaser and counsel for Purchaser; and

(e)

deliver to Seller such evidence as Seller’s counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

4.4

Prorations. The following adjustments to the Purchase Price paid hereunder shall be made between Seller and Purchaser and shall be prorated (as applicable) on a per diem basis as if Purchaser owned the Property for the entire day on the Closing Date:

(a)

All real estate taxes and installments of special assessments due and payable with respect to the calendar year of Closing. All other installments of special assessments not yet due and payable shall be paid by Purchaser. If at the time of Closing the tax rate or the assessed valuation for the current year has not yet been fixed, taxes shall be prorated based upon the tax rate and the assessed valuation established for the previous tax year; provided, however, that Seller and Purchaser agree that to the extent the actual taxes for the current year differ from the amount so apportioned at Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves within ninety (90) days following the issuance of the final tax bills, and this provision shall survive Closing. Seller reserves the right to meet with governmental officials and to contest any reassessment concerning or affecting Seller’s obligations under this Section 4.4(a).

(b)

Current rents, advance rentals (but only to the extent actually received by Seller) and other income from the Property shall be prorated between Seller and Purchaser at Closing based upon such amounts actually collected by Seller as of the Closing Date. Rent which is unpaid or delinquent as of the Closing Date shall not be prorated, but such unpaid or delinquent rent collected after the Closing Date shall be delivered as follows: (i) if Seller collects any unpaid or delinquent rent after the Closing Date, Seller shall deliver to Purchaser any such rent relating to the Closing Date and any period thereafter within fifteen (15) days after the receipt thereof, and (ii) if Purchaser collects any unpaid or delinquent rent after the Closing Date, Purchaser shall deliver to Seller any such rent relating to the period prior to the Closing Date within fifteen (15) days after the receipt thereof. Seller and Purchaser agree that (A) all rent received by Seller after the Closing Date shall be applied first to delinquent rentals, if any, in the order of their maturity, and then to current rentals, and (B) all rent received by Purchaser after the Closing Date shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all rents (including without limitation the Pass Through Expenses and percentage rents described in Section 4.4(c) below) in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or incur any expense to collect delinquent rents. Notwithstanding the foregoing provisions, Seller shall not be required to prorate any amounts collected by Seller after Closing from former tenants of the Property, it being understood and agreed that Seller may retain all amounts that Seller recovers from such former tenants.

(c)

With respect to additional rent attributable to insurance, taxes, common area maintenance and other operating expenses which are passed through to tenants under the Leases (the “Pass Through Expenses”) and as of the Closing Date are unbilled or billed but not yet collected, Purchaser shall, upon collection of such Pass Through Expenses, remit to Seller an amount equal to that portion of Pass Through Expenses which accrued prior to the Closing Date. With respect to Pass Through Expenses which have not been billed to tenants as of the Closing Date, Purchaser shall bill each tenant for same in accordance with each such tenant’s Lease. With respect to percentage rents based upon gross sales or other income generated by the business of a tenant located on the Property during a specified period of time (the “Applicable Period”), Purchaser shall, upon collection of such percentage rent, remit to Seller an amount equal to the product of the percentage rent so collected multiplied by a fraction, the numerator of which is the number of days which have elapsed in the Applicable Period prior to the Closing Date and the denominator of which is the total number of days in the Applicable Period.

(d)

Charges under Service Contracts, utility charges for which Seller is liable, and other operating expenses of the Property shall be prorated between Seller and Purchaser at Closing.

(e)

Security deposits shall, at Seller’s option, either be transferred or credited to Purchaser at Closing. Refundable cash or other refundable deposits posted with utility companies or other entities in connection with the Property shall, at Sellers’ option, either be assigned to Purchaser and credited to Seller at Closing, or Seller shall be entitled to receive and retain such refundable cash and deposits.

(f)

Purchaser shall be responsible for the payment of (i) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) (A) as a result of any renewals or expansions of existing Leases which occur between the Effective Date of this Agreement and the Closing Date, and (B) under any new Leases (including any amendments of existing Leases) entered into between the Effective Date of this Agreement and the Closing Date which have been approved (or deemed approved) by

Purchaser; and (ii) all Tenant Inducement Costs and leasing commissions which become due and payable from and after the Closing Date. If as of the Closing Date Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. Seller shall supply invoices and statements for all such Tenant Inducement Costs and leasing commissions to Purchaser on or prior to the Closing Date. For purposes hereof, the term “Tenant Inducement Costs” means reasonable attorneys’ fees and costs incurred in connection with the preparation and negotiation of a new Lease or a renewal or expansion of an existing Lease and any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date.

(g)

The Personal Property is included in this sale, without further charge, except that Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection with the Personal Property which is to be transferred to Purchaser under this Agreement and Purchaser shall execute and deliver any tax returns required of it in connection therewith, said obligations of Purchaser to survive Closing.

(h)

All prorations described in this Section 4.4 shall be effected by increasing or decreasing, as appropriate, the amount of cash to be paid by Purchaser to Seller at Closing. If any of the foregoing prorations cannot be calculated accurately on the Closing Date, then they shall be estimated to the extent possible as of the Closing and calculated as soon after the Closing Date as is feasible.  All adjustments to initial estimated prorations shall be made by the parties with due diligence and cooperation within sixty (60) days following the Closing, or such later time as may be required to obtain necessary information for proration, by prompt cash payment to the party yielding a net credit from such prorations from the other party; provided, however, that the provisions of this paragraph shall survive the Closing until March 31, 2013 (the “Closing Proration Cut-Off Date”) during which time either party may give notice to the other party of any proration requiring an adjustment, which notice shall include computations and documentation supporting the adjustment. Except for any items for which a proration adjustment notice has been given prior to the Proration Cut-Off Date and which have not been finally adjusted between the parties and appropriate payments made, after the Proration Cut-Off Date, neither Seller nor Purchaser shall have any further rights or obligations under this Section 4.4 and all prorations other than those unresolved prorations for which timely notice has been given shall be deemed final.

4.5

Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the basic premium for the Owner’s Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing (specifically excluding the additional premium chargeable for modification of the survey exception, which deletion expense shall be borne by Purchaser); (c) Two Thousand Dollars ($2,000) of the cost of or updating or recertifying the Existing Survey; (d) the fees for recording the Deed; and (e) one-half (½) of any escrow fee which may be charged by the Title Company. Purchaser shall pay (v) the fees of any counsel representing Purchaser in connection with this transaction; (w) the cost of the Updated Survey in excess of Two Thousand Dollars ($2,000); (x) the additional premium chargeable for modification of the survey exception, if such modification is desired by Purchaser; (y) any transfer tax, documentary stamp tax, sales tax or similar tax which becomes payable by reason of the transfer of the Property or any component thereof; and (z) one-half (½) of any escrow fees charged by the Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.6

Delivery of Documents. Immediately after Closing, Seller shall direct the manager of the Property to make available at the offices of such manager all books and records of account, contracts, leases and leasing correspondence, receipts for deposits, unpaid bills and other papers or documents which pertain to the operation of the Property together with all advertising materials, booklets, keys and other items, if any, used in the operation of the Property. Seller makes no representations regarding the existence or adequacy of such documents or items for use in management or operation of the Property. The foregoing shall not include the separate books, records, correspondence and other documentation of Seller located at its offices, nor shall it include any computer software or computer programs used by the manager of the Property or Seller in connection with the Property, it being understood and agreed that the foregoing items are not part of the “Property” to be conveyed to Purchaser hereunder. After the Closing, Seller shall have the right to inspect the books and records of the Property to verify that Purchaser is remitting to Seller all amounts to be remitted to Seller according to the terms of this Agreement, and for any other purpose related to Seller’s prior ownership of the Property, and this provision shall survive Closing.

4.7

Preservation of Right to Contest. Seller reserves the right to contest after Closing taxes and assessments with respect to the Property and interest or penalties pertaining thereto, to the extent same are applicable to periods prior to Closing, and Seller shall be entitled to any refunds made with respect to the contested taxes for such periods. Should either Seller or Purchaser contest the taxes and assessments for the tax year 2012, any refunds or reductions in taxes and assessments for the 2012 tax year shall be prorated between Seller and Purchaser as provided in Section 4.4(a). All taxes imposed because of a change of use or ownership of the Property after or in connection with the Closing shall be for the account of Purchaser, and Purchaser shall indemnify and hold Seller harmless of, from and against any and all costs, damages, expenses, claims, or liability arising from the imposition of any such taxes. The provisions of this Section shall survive the Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1

Representations and Warranties of Seller. As of the Effective Date, Seller represents and warrants to Purchaser as follows:

(a)

Seller is organized, validly existing and in good standing under the laws of the state of its formation. Seller has the limited liability company or appropriate entity right, power and authority to sell and convey the Property as provided in this Agreement and to carry out Seller’s obligations hereunder. The individuals executing this Agreement on behalf of Seller have the right, power and authority to do so and this Agreement constitutes the legal, valid and binding obligation of Seller, except as limited by bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.

(b)

Subject to board approval, to Seller’s knowledge, the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not result in any breach of the terms, conditions or constitute a default under any instrument or obligation to which Seller is now a party.

(c)

Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and any related regulations.

(d)

To Seller’s knowledge, there are no parties in possession of any portion of the Property except Seller and Tenants under the Leases or any subleases, parking leases or rooftop leases.

(e)

To Seller’s knowledge, the documents heretofore or hereafter delivered or otherwise made available for viewing to Purchaser prior to Closing include true and complete copies of the Leases used by Seller and Seller’s property manager in the day-to-day operation and management of the Property and the current rent roll used by Seller and Seller’s property manager in the operation of the Property.

(f)

To Seller’s knowledge, Seller has received no material written notice claiming violation of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the Property from any governmental entity that has not been corrected.

(g)

To Seller’s knowledge, there is no action, suit, proceeding, claim or governmental investigation pending or threatened against the Property or any portion thereof except for any personal injury or property damage action for which there is adequate insurance coverage.

(h)

To Seller’s knowledge, there is no pending or threatened, condemnation or similar proceeding affecting the Property or any portion thereof.

(i)

To Seller’s knowledge, (i) all leasing commissions which are attributable to the current term of the Leases existing as of the Effective Date have been paid in full except as set forth on Schedule 5.1(i), (ii) there are no leasing and brokerage commissions or other similar compensations required with respect to, or on account of, any Lease extensions or renewals thereof that will be payable after Closing except as set forth on Schedule 5.1(i), and (iii) there are no commission agreements pertaining to any such Lease extensions or renewals that will be binding on Purchaser after Closing except as set forth on Schedule 5.1(i).

(j)

Seller is not a person with whom Purchaser is prohibited from engaging in this transaction due to any United States government embargos, sanctions, or terrorism or money laundering laws, including, without limitation, due to Seller being (1) subject to United States government embargos or sanctions, (2) in violation of terrorism or money laundering laws, or (3) listed on a published United States government list (e.g., Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control or other lists of similar import).

5.2

Notice of Breach.

(a)

To the extent that, before the expiration of the Inspection Period, Purchaser obtains actual knowledge or is deemed to know that Seller’s representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect such actual or deemed knowledge as of the end of the Inspection Period. For purposes hereof, Purchaser shall be deemed to know all information set forth in the written materials delivered or made available to Purchaser in respect of the Property.

(b)

If after the expiration of the Inspection Period but prior to the Closing, Purchaser first obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Purchaser shall give Seller written notice thereof within five (5) days after obtaining such actual knowledge (but, in any event, prior to the Closing). In such event, Seller shall have the right (but not the obligation) to attempt to cure such misrepresentation or breach and shall, at its option, be entitled to a reasonable adjournments of the Closing (not to exceed thirty (30) days) for the purpose of such cure. If Seller elects to attempt to so cure but is unable to so cure any misrepresentation or breach of warranty, then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall elect either (i) to waive such misrepresentations or breaches of representations and warranties and consummate the transaction contemplated hereby without any reduction of or credit against the Purchase Price, or (ii) if Purchaser first obtained actual knowledge of such material misrepresentation or breach of warranty after the end of the Inspection Period, to terminate this Agreement in its entirety by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Earnest Money shall be returned to Purchaser, and thereafter neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement.

5.3

Survival of Representations. It is the intent of Seller and Purchaser that the representations and warranties made by Seller in Section 5.1 above (the “Seller Obligations”) shall survive Closing for a period of one hundred eighty (180) days after the date of Closing (the “Survival Period”). Purchaser acknowledges that it is a sophisticated Purchaser who is familiar with the ownership and operation of real estate projects similar to the Property, and Purchaser and Seller have negotiated and agreed upon the length of the Survival Period as an adequate period of time for Purchaser to discover any and all facts that could give rise to a claim or cause of action for a breach of a representation. Upon expiration of the Survival Period, all representations contained in this Agreement will be deemed to have merged into the instruments of Closing and shall be of no further force or effect. Accordingly, Purchaser and Seller hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought under this Agreement by Purchaser against Seller for breach of any Seller Obligations shall be forever barred unless Purchaser (a) delivers to Seller no later than the last day of the Survival Period a written notice of its claim setting forth in reasonable detail the factual basis for such claim and Purchaser’s good faith estimate of its damages arising out of such claim, and (b) files a complaint or petition against Seller alleging such claim in an appropriate state or federal court in Dallas County, Texas, no later than one (1) year after the date of Closing. In no event shall Seller be liable after the date of Closing for its breach of any Seller Obligations if such breach was actually known to Purchaser prior to the completion of Closing. With respect to any matter constituting breach of a Seller Obligation, Purchaser shall first seek any available recovery under any insurance policies, Service Contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser’s claim is satisfied from such insurance policies, Service Contracts or Leases. Seller’s liability for breach of any Seller Obligations shall be limited as follows: (i) Seller shall have liability for breach of Seller Obligations only if the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000) (Purchaser hereby waiving any right to seek to recover any damages of Fifty Thousand Dollars ($50,000) or less), in which event the full amount of such claims shall be actionable, and (ii) Seller’s aggregate liability to Purchaser for breaches of the Seller Obligations shall not exceed the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the “Cap”), it being agreed that in no event shall Seller’s aggregate liability for such breaches exceed the amount of the Cap. Purchaser agrees that, with respect to any alleged breach of representations of Seller under this Agreement discovered after the expiration of the Survival Period, the maximum liability of Seller for all such alleged breaches is limited to $100. The provisions of this Section 5.3 shall survive Closing.

5.4

Covenants of Seller. Seller hereby covenants as follows:

(a)

Between the Effective Date and the Closing Date, Seller shall maintain the Property in its present condition, ordinary wear and tear excepted;

(b)

Between the Effective Date and the Closing Date, Seller shall maintain all casualty, liability and hazard insurance currently in force with respect to the Property; and

(c)

Between the Effective Date and the Closing Date, Seller shall lease, operate, manage and enter into Service Contracts with respect to the Property, in the same manner done by Seller prior to the date hereof, maintaining present services and sufficient supplies and equipment for the operation and maintenance of the Property in the same manner as prior to the date hereof; provided, however, that Seller shall not enter into any Service Contract that cannot be terminated within thirty (30) days notice. Seller shall terminate, by giving notice at Closing, any Service Contracts that Purchaser does not elect to assume (which election shall be made in writing by Purchaser to Seller on or prior to the expiration of the Inspection Period), provided that Purchaser shall be responsible for any termination fees incurred in connection with the same if such fees were set forth in the Service Contracts made available by Seller for review by Purchaser or otherwise disclosed in writing to Purchaser and Purchaser shall be deemed to have approved and shall have no right not to elect to assume those Service Contracts that, by their terms, cannot be terminated by Seller without the payment of a penalty, termination fee, or other charge that is not paid by Purchaser.

(d)

A copy of each Lease presented to Seller between the expiration of the Inspection Period and the Closing Date for its approval and execution will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt of each such Lease of either its approval or disapproval thereof, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser informs Seller that Purchaser does not approve any such Lease, which approval shall not be unreasonably withheld, Seller shall have the option to cancel this Agreement by written notice thereof to Purchaser within five (5) business days after Seller’s receipt of written notice of Purchaser’s disapproval of any such Lease, and upon refund and payment of the Earnest Money to Purchaser, neither party shall have any further liability or obligation hereunder. In the event Purchaser fails to notify Seller in writing of its approval or disapproval of any such Lease within the five-day period for such purpose set forth above, such failure shall be deemed the approval by Purchaser of such Lease. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs or leasing commissions incurred by Seller pursuant to a new Lease approved (or deemed approved) by Purchaser.

5.5

Seller’s Knowledge. As used in this Agreement, all references to “Seller’s Knowledge” or “actual knowledge” of Seller, or similar qualifications means the current actual knowledge of Anthony Strauser (the “Seller Representative”) without any investigation or inquiry or any duty of investigation or inquiry and without regard to the knowledge of any other officer, agent or any current or former employee of Seller or any affiliate of Seller or any contractors of Seller. The Seller Representative shall not have any personal liability whatsoever for the representations made herein or for any other matters relating to this Agreement. Purchaser acknowledges that the Seller Representative’s current actual knowledge regarding the foregoing matters (including, without limitation, any environmental matters) may be limited.

5.6

Covenants of Purchaser. Purchaser hereby covenants as follows:

(a)

During the Inspection Period, Purchaser shall obtain a “Phase I” environmental report prepared for and at the expense of Purchaser with respect to the Property by an environmental consultant selected by Purchaser.

(b)

If requested to do so by Seller in writing, at Closing (or upon termination of this Agreement prior to Closing), Purchaser shall deliver to Seller copies of any environmental reports, engineering reports, structural reports or other due diligence materials prepared by third parties obtained by Purchaser with respect to the Property.

(c)

Purchaser is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

5.7

Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller, which representations and warranties shall be deemed made by Purchaser to Seller as of the Effective Date and also as of the Closing Date as follows:

(a)

Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and that all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out Purchaser’s obligations hereunder has been taken.

(b)

This Agreement constitutes the legal, valid and binding obligation of Purchaser, except as limited by bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.

(c)

Purchaser is not a person with whom Seller is prohibited from engaging in this transaction due to any United States government embargos, sanctions, or terrorism or money laundering laws, including, without limitation, due to Purchaser being (1) subject to United States government embargos or sanctions, (2) in violation of terrorism or money laundering laws, or (3) listed on a published United States government list (e.g., Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control or other lists of similar import)..

(d)

Purchaser is not an employee benefit plan or a governmental plan or a party in interest of either such a plan, and that the funds being used to acquire the Property are not plan assets or subject to state laws regulating investments of and fiduciary obligations with respect to a governmental plan. As used herein, the terms “employee benefit plan,” “party in interest,” “plan assets” and “governmental plan” shall have the respective meanings assigned to such terms in ERISA, and the term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated in connection therewith.

(e)

Notwithstanding anything herein to the contrary, any breach by Purchaser on or before Closing of any of the foregoing representations or warranties shall constitute a default by Purchaser hereunder and, subject to complying with the terms of Section 6.4, Seller may thereupon, at its option, terminate this Agreement by giving written notice thereof, in which event the Earnest Money will be paid to Seller as liquidated damages, and neither Purchaser nor Seller shall have any further rights or liabilities hereunder, except as otherwise provided herein

5.8

Tenant Estoppels. Seller shall use reasonable efforts to obtain an estoppel certificate, in form substantially in accordance with Exhibit J attached hereto and made a part hereof for all purposes, as such form may be modified pursuant to the terms of any tenant’s lease (the “Estoppel Certificate”) from tenants of not less than seventy percent (70%) of leased space in the Improvements. Seller shall use reasonable efforts to obtain additional estoppel certificates by a visit by a designated representative of Seller prior to Closing to each tenant who has not furnished an estoppel certificate and permitting a representative of Purchaser to participate in such visit; however, neither the failure to obtain such estoppel certificate nor any non-material exceptions, qualifications or modifications of any estoppel certificate delivered by any of the tenants or by Seller, as hereinafter permitted, shall permit Purchaser to terminate this transaction. In the event Seller is unable to procure such additional estoppel certificates, Seller may terminate this Agreement or may, in lieu thereof, furnish Purchaser with an estoppel certificate covering all such leases for which an estoppel certificate has not been obtained from the tenant, certifying, to the best of Seller’s knowledge, all of the matters set forth in the form of estoppel certificate set forth on Exhibit J. The representations contained in any such estoppel certificate supplied by Seller shall survive the Closing for a period of six (6) months or until the termination or expiration of the applicable lease, whichever occurs first. In the event that Seller is unable to procure Estoppel Certificates from tenants in the aforementioned minimum percentage, Purchaser may terminate this Agreement by sending written notice to Seller prior to Closing, and in such event the Earnest Money shall be returned to Purchaser as its sole remedy,.

5.9

SNDA Agreements. Seller will furnish to, and request that each tenant execute a subordination, attornment and non-disturbance agreement (“SNDA Agreement”) in form substantially in accordance with Exhibit K attached hereto or as such form may be modified pursuant to the terms of any tenant’s lease and shall reasonably cooperate with Purchaser in obtaining the delivery of executed SNDA Agreements from the tenants. Purchaser shall be responsible for negotiating the terms of the SNDA Agreements should any of the tenants have comments thereto. The execution and delivery of any SNDA Agreements shall not be condition precedent to Closing.

5.10

Use of Property. Seller has not claimed the benefit of laws permitting a special use valuation for the purposes of payment of ad valorem taxes on the Property. If a previous owner claimed such benefit and, after the purchase is closed, Purchaser changes the use of the Property from its present use and the same results in the assessment of additional taxes, such additional taxes will be the obligation of the Purchaser, notwithstanding that some or all of such additional taxes may relate back to the period prior to Closing.

ARTICLE VI

DEFAULT; REMEDIES

6.1

Default of Purchaser. In the event Purchaser fails to perform its obligations pursuant to this Agreement for any reason except failure by Seller to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, Seller shall be entitled, as its sole remedy, to terminate this Agreement and recover the Earnest Money as liquidated damages and not as a penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and that the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain. In the event of Purchaser’s default and notwithstanding anything in this Section 6.1 to the contrary, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property.

6.2

Default of Seller. If the transaction contemplated hereby is not consummated by reason of Seller’s breach or other failure to timely perform all obligations and conditions to be performed by Seller, then Purchaser may, as its sole and exclusive remedy (whether at law or in equity), either (i) terminate this Agreement and receive the return of the Earnest Money from the Escrow Agent; and, thereafter, neither party shall have any further rights or obligations pursuant to this Agreement, other than as set forth herein with respect to rights or obligations which survive termination, or (ii) enforce specific performance of Seller’s obligations hereunder; all other remedies being herein expressly waived by Purchaser except as provided in Section 6.3 and Section 6.4 below. Unless Purchaser has filed an action for specific performance, and such action is pending, Purchaser shall not have the right or authority to place a lis pendens against any portion of the Property, and Purchaser hereby waives and releases any right it may have under applicable law to file any lis pendens absent such pending action.

6.3

Post-Closing Remedies. Notwithstanding the provisions of Sections 6.1 and 6.2 above, in the event that after the termination of this Agreement or after Closing, as the case may be, a party (the “Defaulting Party”) breaches an obligation hereunder which is expressly stated herein to survive the termination of this Agreement or Closing, as the case may be, the Defaulting Party shall be liable to the other party (the “Non-Defaulting Party”) for the direct, actual damages incurred by the Non-Defaulting Party as a direct result of such breach, subject, however, to the provisions of Section 5.3. In no event shall the Non-Defaulting Party be entitled to recover from the Defaulting Party any punitive, consequential or speculative damages.

6.4

Notice and Cure. Notwithstanding anything to the contrary contained in this Agreement, except as otherwise provided in Section 5.2(b) no default shall be declared unless the non-defaulting party has given the defaulting party written notice as to the existence of such default and the defaulting party has failed to cure such default within five (5) days thereafter; provided, however, the foregoing shall not apply to: (x) a failure by Purchaser to deliver any Deposit required under this Agreement or to deliver on the Closing Date the monies and documents required to be delivered by Purchaser under this Agreement, subject to and in accordance with the terms and conditions of this Agreement; or (y) a failure by Seller to deliver on the Closing Date the documents required to be delivered by Seller pursuant to Section 4.2.

ARTICLE VII

RISK OF LOSS

7.1

Minor Damage. In the event of loss or damage to the Property or any portion thereof (the “premises in question”) which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller, at Seller’s option, shall either (i) perform any necessary repairs to restore the premises in question to substantially the same condition as of the date of this Agreement; or (ii) credit Purchaser at Closing in the amount of the applicable insurance deductible against the Purchase Price and assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question; or (iii) reduce the cash portion of the Purchase Price in an amount equal to the cost of such repairs, Seller thereby retaining all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs.

7.2

Major Damage. In the event of a “major” loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10)

days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser. For purposes of Sections 7.1 and 7.2, “major” loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, based on the Seller’s insurance adjuster’s assessment, equal to or greater than ten percent (10%) of the Purchase Price; and (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property.

7.3

Uniform Vendor and Purchaser Risk Act Not Applicable. It is the express intent of the parties hereto that the provisions of Sections 7.1 and 7.2 govern the rights of the parties in the event of damage to or condemnation of the Property and that the Uniform Vendor and Purchaser Risk Act (Section 5.007 of the Texas Property Code) not apply to this Agreement.

ARTICLE VIII

DISCLAIMERS AND WAIVERS

8.1

No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents). Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents) are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, if any budget or similar document is delivered by Seller to Purchaser, Seller makes no representation or warranty as to the accuracy thereof, nor shall any such document be construed to impose upon Seller any duty to spend the amounts set forth in such budget or other document.

8.2

Disclaimers.

(a)

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE

PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

8.3

(b)

Except as otherwise specifically stated in this Agreement, Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any construction defects, errors, omissions, or on account of any other conditions affecting the Property, as Purchaser is purchasing the Property AS IS, WHERE IS, and WITH ALL FAULTS. Purchaser or anyone claiming by, through or under Purchaser, hereby fully releases Seller, its employees, officers, directors, representatives, attorneys and agents from any claim, cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors, omissions, or other conditions affecting the Property, including, without limitation, any environmental matters or conditions affecting or migrating from or onto the Property. Purchaser further acknowledges and agrees that this release will be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action. This covenant releasing Seller will be a covenant running with the Property and will be binding upon Purchaser, its successors and assigns. Subject to consummation of this Agreement, Seller hereby assigns to Purchaser, without recourse or representation of any nature, effective upon Closing, any and all claims that Seller may have against any third party for any such errors, omissions or defects in the Property. As a material covenant and condition of this Agreement, Purchaser agrees that in the event of any such construction defects, errors, omissions or on account of any other conditions affecting the Property, Purchaser will look solely to Seller’s predecessors in title or to such contractors and consultants as may have contracted for work in connection with the Property for any redress or relief. Upon the assignment by Seller of its claims, Purchaser releases Seller of all rights, express or implied, Purchaser may have against Seller arising out of or resulting from any errors, omissions or defects in the Property. Purchaser further understands that some of Seller’s predecessors in title may have filed petitions under the bankruptcy code and Purchaser may have no remedy against such predecessors, contractors or consultants. This waiver and release of claims shall survive the Closing and shall not merge into the instruments of Closing.

8.4

Waivers of Deceptive Trade Practices Act. Purchaser acknowledges and agrees, on its own behalf and on behalf of its assigns and successors, that the Texas Deceptive Trade Practices — Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the “DTPA”), is not applicable to this transaction. Accordingly, Purchaser’s rights and remedies with respect to this transaction, and with respect to all acts or practices of the other, past, present or future, in connection with this transaction, shall be governed by legal principles other than the DTPA. In furtherance thereof, Purchaser agrees as follows:

(a)

Purchaser represents that it is a business consumer and that it seeks to acquire by purchase or lease the goods or services that are the subject of this Agreement for commercial or business use. Purchaser further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the business transaction that is the subject of this Agreement. Purchaser also represents that it is not in a significantly disparate bargaining position in relation to Seller.

(b)

Purchaser represents that it has been represented by legal counsel in seeking or acquiring the goods or services that are the subject of this Agreement and that the transaction contemplated by this Agreement does not involve the purchase or lease of a family residence occupied or to be occupied as the residence of Purchaser. Purchaser shall cause its legal counsel to sign this Agreement in the space provided below for the purpose of complying with Section 17.42(a)(3) of the DTPA.

(c)

Purchaser agrees, on its own behalf and on behalf of its assigns and successors, that all of its rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of Seller in connection with this transaction, whether such acts or practices occur before or after the execution of this Agreement; provided, however, notwithstanding anything to the contrary herein, in accordance with Section 17.42 of the DTPA, Purchaser does not waive Section 17.555 of the DTPA.

8.5

Effect and Survival of Disclaimers. Seller has informed Purchaser that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article VIII. Seller and Purchaser agree that the provisions of this Article VIII shall survive Closing.

ARTICLE IX

MISCELLANEOUS

9.1

Broker. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning Purchaser’s purchase of the Property except CBRE, Inc. (“Broker”). If (and only if) the transaction that is the subject of this Agreement is consummated, Seller shall pay a commission to Broker pursuant to a separate written agreement between Seller and Broker. Seller and Purchaser each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorney’s fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party except Broker. The foregoing representations and warranties contained in this Section shall survive the Closing. The Texas Real Estate License Act requires written notice to Purchaser that it should have an attorney examine an abstract of title to the property being purchased or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser.

9.2

[Intentionally omitted].

9.3

Assignability. Purchaser may not assign its rights under this Agreement to anyone other than a Permitted Assignee (as hereinafter defined) without first obtaining Seller’s written approval which may be given or withheld in Seller’s sole discretion. Subject to the conditions set forth in this Section 9.3, Purchaser may assign its rights under this Agreement to a Permitted Assignee without the prior written consent of Seller. In the event that Purchaser desires to assign its rights under this Agreement to a Permitted Assignee, Purchaser shall send written notice to Seller at least five (5) business days prior to the effective date of such assignment stating the name and, if applicable, the constituent persons or entities of the Permitted Assignee. Such assignment shall not become effective until such Permitted Assignee executes an instrument reasonably satisfactory to Seller in form and substance whereby the Permitted Assignee expressly assumes each of the obligations of Purchaser under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money. No assignment shall release or otherwise relieve Purchaser from any obligations hereunder. For purposes of this Section 9.3, the term “Permitted Assignee” shall mean an entity in which Hartman Short Term Income Properties XX, Inc. owns, controls a majority of the ownership interests in, or is in common control with such entity. Notwithstanding anything to the contrary contained herein, Purchaser shall not have the right to assign this Agreement to any assignee which, in the reasonable judgment of Seller, will cause the transaction contemplated hereby or any party thereto to violate the requirements of ERISA or any of Purchaser’s representations and warranties in this Agreement. In order to enable Seller to make such determination, Purchaser shall cause to be delivered to Seller such information as is requested by Seller with respect to a proposed assignee and the constituent persons or entities of any proposed assignee, including specifically, without limitation, any pension or profit sharing plans related thereto.

9.4

Confidentiality. The information supplied to or made available to Purchaser by Seller pursuant to this Agreement shall not be released or disclosed to any other parties unless and until this transaction has closed without the prior written consent of Seller, except as required by applicable law. Seller shall not withhold its consent to disclosure of such information to Purchaser’s attorney, third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction, including engineers, accountants and financial advisors, or to any prospective lender. In the event that this transaction is not closed for any reason, then (a) Purchaser shall refrain, and shall cause its agents, representatives, contractors and accountants to refrain, from disclosing all such information to any other party, (b) Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein, and (c) notwithstanding anything to the contrary contained elsewhere in this Agreement, the covenant set forth in the foregoing clauses (a) and (b) shall survive any termination of this Agreement. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Earnest Money to Purchaser, such Earnest Money shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligation to return to Seller the materials described in clause (b) of the preceding sentence. In no event shall Purchaser issue any press releases prior to or in connection with the Closing regarding any of the terms contained herein or the transactions contemplated herein without the consent of Seller. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 9.4, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 9.4 will survive the Closing or any termination of this Agreement and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Agreement.

9.5

Notice. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Seller:

Behringer Harvard Bent Tree LP
Attention: James D. Fant
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Telephone: 214.655.1600
Facsimile: 214.655.1610
Email: jfant@behringerharvard.com

with a copy to:

Behringer Harvard Opportunity OP I LP
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: Jeff Carter
Telephone: 214.655.1600
Fax: 469.341.2351
Email: jcarter@behringerharvard.com

With a copy to:

Powell Coleman & Arnold LLP
Attention: Michael L. McCoy
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Telephone: 469.341.2366
Facsimile: 214.373.8768
Email: mmccoy@pcallp.com

If to Purchaser:

Hartman Short Term Income Properties XX, Inc.
Attention: Julian Kwok
2909 Hillcroft, Suite 420
Houston, Texas 77057
Telephone: 713.586.2611
Facsimile: 713.465.3132
Email: jkwok@hi-reit.com

With a copy to:

Hartman Short Term Income Properties XX, Inc.
Attention: James H. Stokes, Jr.
2909 Hillcroft, Suite 420
Houston, Texas 77057
Telephone: 713.586.2646
Facsimile: 713.465.3132
Email: jstokes@hi-reit.com

Any notice, request, consent, approval or other communication required or permitted to be given by any provision of this Agreement shall be (a) mailed by first class, United States mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the addresses specified below, (b) hand delivered to the intended addressee, (c) sent by a nationally recognized receipted overnight courier, or (d) sent by electronic facsimile (“Fax”) or email if such Fax or email is followed within three business days by a hard copy of the Fax or email communication sent by one of the other three specified delivery methods, charges prepaid and addressed as provided below or to such other address as the recipient party may from time to time specify by notice to the other party given in conformance with this Section 9.5.

Any such notice shall be deemed to be delivered, given, and received for all purposes as of (A) three business days after being deposited in the United States mail, (B) the actual date of delivery or transmission, as shown on the postal or courier service receipt or on the transmittal log sheet generated by the sending Fax machine, if delivered or transmitted before 5:00 pm, recipient’s local time, on a business day (and, otherwise, on the first business day after the date of actual delivery or transmission) or (C) as of the actual date of attempted delivery (but not attempted but failed Fax transmission), if delivery is attempted but refused between the hours of 9:00 am and 5:00 pm, recipient’s local time, on a business day. The parties hereto may change their addresses set forth above by giving notice thereof to the other in conformity with this provision..

9.6

Time of Essence. Time is of the essence in this Agreement.

9.7

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile or by sending copies of the executed Agreement via email followed by delivery by regular mail or one of the other methods provided in Section 9.5 above of the originals and shall be considered executed and binding upon receipt of the fax or email of the signature page of the last of the party’s signature to this Agreement

9.8

Captions and Interpretation. The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof. Where required for proper interpretation, words in the singular shall include the plural, and words of any gender shall include all genders.

9.9

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

9.10

Entire Agreement; Modifications. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are superseded hereby. No waiver, modification amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment discharge or change is sought.

9.11

Partial Invalidity. Any provision of this Agreement which is unenforceable or invalid or the inclusion of which would affect the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect.

9.12

Discharge of Obligations. Except as otherwise expressly provided herein, the acceptance of the Deed by Purchaser at Closing shall be deemed to be a full performance and discharge of every representation, warranty and covenant made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions hereof, and such representations, warranties and covenants shall be deemed to merge into the documents delivered at Closing.

9.13

Limited Liability. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Sellers’ Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Sellers’ Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent member in or partner of Seller (or in any other constituent member or partner of Seller), nor any obligation of any constituent member in or partner of Seller (or in any other constituent member or partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent member or partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent member or partner (and neither Seller nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of member’s or partner’s obligations to restore or contribute). The provisions of this Section 9.13 shall survive the termination of this Agreement and the Closing.

9.14

No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

9.15

Further Assurances. Both Seller and Purchaser agree that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the transactions contemplated hereby.

9.16

Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

9.17

Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., Dallas, Texas time.

9.18

Applicable Law. THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TEXAS. PURCHASER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS. IF EITHER PARTY SHALL EMPLOY AN ATTORNEY TO ENFORCE OR DEFINE THE RIGHTS OF SUCH PARTY HEREUNDER, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE NONPREVAILING PARTY ALL OF ITS REASONABLE EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

9.19

Municipal Utility District Notices. Purchaser agrees that if the Property or any portion thereof is located in a municipal utility district, Purchaser will, within five (5) days after request by Seller, execute any and all notices which, in the opinion of counsel for Seller, are required by law to be given to Purchaser with respect to the Property.

9.20

Exhibits and Schedules. The following schedules or exhibits attached hereto (herein sometimes being referred to as “Exhibit”) shall be deemed to be an integral part of this Agreement:

Exhibit A

Legal Description;

Exhibit B

Property Documents

Exhibit C

Special Warranty Deed

Exhibit D

Bill of Sale

Exhibit E

Assignment of Leases and Security Deposits

Exhibit F

Assignment and Assumption of Intangible Property and Other Rights

Exhibit G

Tenant Notice Letters

Exhibit H

FIRPTA Affidavit

Exhibit I

Agreement Regarding Disclaimers

Exhibit J

Form of Tenant Estoppel
Exhibit K

Form of SNDA Agreement
Schedule 5.1(i)

Lease Commissions

9.21

Tender of Offer. Upon execution of this Agreement by Purchaser and delivery of same to Seller, this Agreement shall constitute an offer which has been submitted by Purchaser to Seller for Seller’s approval. By executing this Agreement and submitting same to Seller, Purchaser acknowledges and agrees as follows: (a) this Agreement may be approved or disapproved by Seller in its sole and unfettered discretion, with Seller having the right to disapprove this Agreement for any reason whatsoever, and (b) Seller’s approval of this Agreement shall be evidenced only by Seller’s execution of this Agreement and delivery of a counterpart hereof executed by both Seller and Purchaser to the Title Company. Purchaser acknowledges that Purchaser has not, will not and cannot rely upon any other statement or action of Seller or its representatives as evidence of Seller’s approval of this Agreement.

9.22

Like Kind Exchange. In the event that Seller elects to sell the Property as part of a like kind exchange pursuant to Section 1031 of the Internal Revenue Code, Purchaser agrees to cooperate with Seller in connection therewith and to execute and deliver all documents which reasonably may be required to effectuate such exchange as a qualified transaction pursuant to Section 1031 of the Code; provided that: (a) the Closing shall not be delayed; (b) Purchaser incurs no additional cost or liability in connection with the like-kind exchange; (c) Seller pays all costs associated with the like-kind exchange; and (d) Purchaser is not obligated to take title to any property other than the Property.

9.23

Attorney’s Fees Any party to this Agreement who is the prevailing party in any legal proceeding against the other party brought under or with respect to this Agreement or transaction will be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing party.

9.24

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

9.25

No Recording of Contract. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction by Purchaser and any attempt to do so may be treated by Seller as a default of this Agreement thereof entitling Seller to terminate this Agreement and retain the Earnest Money pursuant to Section 10(a) hereof. Notwithstanding any such termination under this Section 9.26, Purchaser shall be obligated to execute an instrument in recordable form releasing this Agreement, and Purchaser’s obligations pursuant to this Section 9.25 shall survive any termination of this Agreement as a surviving obligation.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Dated: August ___, 2012

SELLER:

BEHRINGER HARVARD BENT TREE LP
a Delaware limited partnership

By:

Behringer Harvard Bent Tree GP, LLC,
a Delaware limited liability company,
its general partner

By:

Michael J. O’Hanlon

Chief Executive Officer and President

Dated: August __, 2012	PURCHASER: HARTMAN SHORT TERM INCOME PROPERTIES XX, INC. a Maryland corporation By: Allen R. Hartman Chief Executive Officer and President

ACKNOWLEDGMENT BY TITLE COMPANY

The Title Company hereby acknowledges receipt of (a) a counterpart of this Agreement executed by Seller and Purchaser on the ___ day of August 2012, and (b) Earnest Money from Purchaser in the amount of ____________________ Dollars ($_______________) on the ___ day of August 2012.

CHICAGO TITLE INSURANCE COMPANY By: Name: Title:

EXHIBIT A

LEGAL DESCRIPTION

Being a tract of land situated in the City of Dallas, Dallas County, Texas, part of the Eli Shepherd Survey, Abstract No. 1361, and being Lot 1A, Block B/8228, Bent Tree Office Addition No. 1, recorded in Volume 83192, Page 2852, Deed Records of Dallas County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8” iron rod found for the northerly northeast cutback corner of the intersection of Dallas Parkway (200’ wide) and Knoll Trail Drive (60’ wide), same being the westerly southwest corner of said Bent Tree Office Addition No. 1;

THENCE, North 01°58’00” East along the easterly line of Dallas Parkway, 425.22 feet to a found ½” iron rod with cap stamped “F.D.”;

THENCE, East, 259.87 feet to a 5/8” iron rod found for corner;

THENCE, South 45°29’51” East, 90.08 feet to a point for corner, from which a found iron rod bears North 73 degrees 10’ East, 0.72 feet;

THENCE, South 26°15’20” West, 50.86 feet to a point for corner, from which a found iron rod bears South 60 degrees 40’ East, 0.77 feet;

THENCE, South 04°37’10” East, 110.90 feet to a point for corner, from which a found iron rod bears South 52 degrees, 12’ East, 0.63 feet;

THENCE, South 18°34’10” East, 97.51 feet to a point for corner, from which a found iron rod bears South 45 degrees 18’ East, 0.61 feet;

THENCE, South 01°13’00” East, 32.71 feet to a found iron rod;

THENCE, South 01°27’09” West, 163.16 feet to a point for corner, from which a found iron rod bears South 15 degrees 00’ East, 0.36 feet, said point being the northerly right-of-way of the aforesaid Knoll Trail Drive;

THENCE, westerly along said right-of-way, the following three (3) courses:

Along the arc of a curve to the left, having a delta angle of 42 degrees 29’48” radial bearing of South 44 degrees 27’48” West, a radius of 230.00 feet and an arc length of 170.59 feet to a found “X” for corner;

North 88°02’00” West, 190.00 feet to a 5/8” iron rod found for corner;

North 43°02’00” West, 14.14 feet to the POINT OF BEGINNING and containing approximately 3.376 acres of land.

[Note: Seller does not warrant or guaranty the acreage stated above]

EXHIBIT B

PROPERTY DOCUMENTS

Seller shall deliver the following to Purchaser through a secure website or make available at the Property within five (5) days after the Effective Date of this Agreement, to the extent in Seller’s possession:

1. Copies of all Leases, including any and all modifications or amendments thereto.

2. A rent roll for the Property for the month in which this Agreement is executed, or if not yet available, the most recently available month, in the form customarily prepared for Seller by the current manager of the Property.

3. Copies of all vendor and Service Contracts to which Seller is a party that are currently in effect with respect to the Property, including, but not limited to, all agreements for the provision of janitorial, maintenance, trash removal, landscaping and security services, to the extent in Seller’s possession.

4. Copies of all leasing commission agreements with respect to the Property to which Seller is a party.

5. Operating statements for the Property for the most recent twelve (12) months (or the period of Seller’s ownership of the Property, if less) and, to the extent not covered in the Operating Statements, 2011 & 2012 CAM reconciliations/estimates, and a YTD expense general ledger in the format customarily prepared for Seller by the current manager of the Property.

6. An inventory of the Personal Property, if any, to be conveyed to Purchaser at Closing.

7. Copies of the ad valorem and personal property tax statements covering the Property for the current tax year (if available) and for the previous two (2) years (or the period of Seller’s ownership of the Property, if less).

8. All Governmental licenses and permits issued to Seller with respect to the Property to the extent in Seller’s possession, including specifically, without limitation, building permits, certificates of occupancy, and special or conditional use permits in Seller’s possession.

9. Plans and specifications for the Improvements, to the extent in Seller’s possession.

10. Copies of all guaranties and warranties covering the Property, to the extent in Seller’s possession.

11. Any current environmental reports prepared for Seller with respect to the Property which are in Seller’s possession.

12. Any current environmental reports prepared for Seller with respect to the Property which are in Seller’s possession.

13. A schedule of all tenant deposits (security or otherwise), which schedule may be a part of the rent roll.

14. Existing land title survey for the real property.

15. A copy of Seller’s standard lease form in PDF format.

16. A schedule of all insurance claims over the past three (3) years that relate to the real property.

17. A historical occupancy report by year for the last two (2) years.

18. A schedule of historical capital expenditures on the real property during the calendar year 2010, 2011, and 2012 (YTD).

19. An aging report detailing current payment delinquencies of any tenants.

20. A description of all threatened and pending litigation that affects the real property.

21. Billing information for tenant expense reimbursements (common area maintenance, taxes, insurance, etc.) for 2011 and 2012.

22. An operating expense general ledger for 2012 (year-to-date).

23. Copies of all utility accounts which will be transferred to Buyer at closing.

24. A copy of the 2012 operating expense budget.

25.

Documentation reflecting expenses incurred in connection repair and maintenance projects performed in the prior 2 years where the expenses exceeded $5,000.

26.

Copies of any documents regarding any roof, foundation and pest control (including termite) work performed on the Improvements and the bonds and for warranties of said work, if any.

27.

Copies of all orders of any governmental agencies affecting the Property, including any notices received regarding the Property.

EXHIBIT C

SPECIAL WARRANTY DEED

THE STATE OF __________

§

§

KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF __________

§

THAT BEHRINGER HARVARD _____________, a _______________ (hereinafter referred to as “Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by ____________________, a ____________________ (hereinafter referred to as “Grantee”), whose mailing address is ________________________________________, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in __________ County, __________, described on Exhibit A attached hereto and made a part hereof for all purposes, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in anywise appertaining thereto, and together with all improvements situated thereon and any right, title and interest of Grantor in and to adjacent streets, alleys and rights-of-way (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests being hereinafter referred to collectively as the “Property”).

This conveyance is made subject to all presently recorded instruments which are valid and affect the Property as well as shortages in area, encroachments, overlapping of improvements, and all matters affecting the Property which are visible or would be revealed by a survey thereof (such matters being referred to herein as the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

By acceptance of this Special Warranty Deed, Grantee assumes payment of all property taxes on the Property for the year _____ and subsequent years.

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor to be effective as of the ___ day of _______________ 20___.

GRANTOR: BEHRINGER HARVARD _____________, a _______________ By: Name: Title:

THE STATE OF TEXAS

§

§
COUNTY OF DALLAS

§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by ____________________, ____________________ of Behringer Harvard _____________, a _______________, on behalf of said ____________________.

Notary Public

EXHIBIT D

BILL OF SALE

Seller, BEHRINGER HARVARD _____________, a _______________ (“Seller”), having its principal place of business at Dallas, Texas, in consideration of Ten Dollars ($10.00), receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to ____________________, a ____________________ (“Purchaser”), the following described personal property, to-wit:

All of the furniture, fixtures, equipment, machines, apparatus, supplies and personal property, of every nature and description, and all replacements thereof now owned by Seller and located in or on the real estate described on Exhibit A attached hereto and made a part hereof, excepting therefrom any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying the improvements situated on said real estate, or otherwise excluded pursuant to Tenant Estoppel Certificates executed by such tenants in connection with the sale and purchase of the real property and improvements thereon described in that certain Purchase Agreement between Seller and Purchaser dated _______________, 20___.

SELLER MAKES NO WARRANTY OF MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE FOREGOING PROPERTY, AND THE SAME IS SOLD IN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS. BY EXECUTION OF THIS BILL OF SALE, PURCHASER AFFIRMS THAT IT HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE FOREGOING PROPERTY FOR ANY PARTICULAR PURPOSE, THAT SELLER MAKES NO WARRANTY OF MERCHANTABILITY, QUALITY, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND THAT THE FOREGOING PROPERTY IS BEING SOLD TO PURCHASER WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed and sealed in its name by its officers thereunto duly authorized this ___ day of _______________ 20___.

SELLER: BEHRINGER HARVARD _____________, a _______________ By: Name: Title:

THE STATE OF TEXAS

§

COUNTY OF DALLAS

§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by ____________________, ____________________ of Behringer Harvard _____________, a _______________, on behalf of said ____________________.

Notary Public

EXHIBIT E

ASSIGNMENT OF LEASES AND SECURITY DEPOSITS

THE STATE OF ____________________

§

§ KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF ____________________

§

BEHRINGER HARVARD _____________, a _______________ (“Assignor”), in consideration of the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ____________________, a ____________________ (“Assignee”), all of Assignor’s right, title and interest in and to all leases, including any and all security deposits made by tenants pursuant to said leases, in effect at the real property in __________ County, __________, more particularly described on Exhibit A attached hereto (“Existing Leases”); provided, however, that Assignor reserves and retains for itself any and all claims and causes of action that have accrued to Assignor under Existing Leases prior to the effective date of this Assignment of Leases and Security Deposits.

IN WITNESS WHEREOF, Assignor has executed this Assignment to be effective as of the ___ day of _______________ 20___.

ASSIGNOR: BEHRINGER HARVARD _____________, a _______________ By: Name: Title:

THE STATE OF TEXAS

§

§
COUNTY OF DALLAS

§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by ____________________, ____________________ of Behringer Harvard _____________, a _______________, on behalf of said ____________________.

Notary Public

ACCEPTANCE

Assignee hereby accepts the foregoing Assignment of Leases and Security Deposits and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases hereby assigned, which arise on or after the effective date hereof, including the return of security deposits, and does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages, causes of action, expenses and attorneys’ fees incurred by Assignor by reason of the failure of Assignee from and after the effective date hereof to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases assigned hereunder, including the return of security deposits, which arise on or after the effective date hereof.

IN WITNESS WHEREOF, this Acceptance has been executed to be effective as of the ___ day of _______________ 20___.

ASSIGNEE: ____________________, a __________ __________ By: Name: Title:

THE STATE OF ____________________

§

                          §
COUNTY OF ____________________

§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by ____________________, ____________________ of ____________________, a ____________________, on behalf of said ____________________.

Notary Public

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY
AND OTHER RIGHTS

THE STATE OF ____________________

§

§

KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _________________

§

FOR VALUE RECEIVED, BEHRINGER HARVARD _____________, a _______________ (“Assignor”), hereby conveys, assigns, transfers, and sets over unto ____________________, a ____________________ (“Assignee”), all the right, title and interest of Assignor in and to any and all intangible property owned by Assignor and used in connection with the real estate described on Exhibit A attached hereto and made a part hereof, and the buildings and improvements located thereon (“Property”), including without limitation, the right, if any, to use the name “____________________ Office Building” (specifically excluding, however the name “Behringer Harvard,” any derivative thereof or any name which includes the name “Behringer Harvard” or any derivative thereof), all plans and specifications in the possession of Assignor which were prepared in connection with any of the Property, all assignable licenses, permits and warranties now in effect with respect to the Property, all assignable written contracts and commitments, if any, described on Exhibit B attached hereto and made a part hereof, all assignable equipment leases and all rights of Assignor thereunder relating to equipment located on the Property which will survive the closing hereunder, but excluding cash on hand and in bank and escrow accounts, and further excluding any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying the Property or otherwise excluded pursuant to Tenant Estoppel Certificates executed by such tenants in accordance with that certain Purchase Agreement between Assignor, as seller, and Assignee, as purchaser, dated _______________, 20___, for the sale and purchase of the Property.

This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor has executed this Assignment and Assumption of Intangible Property and Other Rights to be effective as of the ___ day of _______________ 20___.

ASSIGNOR: BEHRINGER HARVARD _____________, a _______________ By: Name: Title:

ACCEPTANCE

Assignee hereby accepts the foregoing Assignment and Assumption of Intangible Property and Other Rights and agrees to become responsible for and assume, fulfill, perform, discharge and observe all obligations, covenants, conditions and provisions accruing or arising or required from and after the date hereof with respect to the above-described property, and does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages, causes of action, expenses and attorneys’ fees incurred by Assignor by reason of the failure of the undersigned from and after the date hereof to fulfill, perform, discharge and observe all of the various obligations, covenants, conditions and provisions with respect to the above-described property.

IN WITNESS WHEREOF, this Acceptance has been executed by Assignee to be effective as of the ___ day of _______________ 20___.

ASSIGNEE: ____________________, a __________ __________ By: Name: Title:

EXHIBIT G

NOTICE OF PURCHASE AND LEASE ASSIGNMENT TO TENANTS

_______________, 20___

[Name and Address of Tenant]

Re: Sale of ____________________

Gentlemen:

Please be advised that ____________________ (“Purchaser”) has purchased the captioned property, in which you occupy space as a tenant pursuant to a lease dated _______________, 20___ (the “Lease”), from BEHRINGER HARVARD _____________ (“Behringer Harvard”), the previous owner thereof. In connection with such purchase, Behringer Harvard has assigned its interest as landlord in the Lease to Purchaser and has transferred your security deposit in the amount of $_______________ (the “Security Deposit”) to Purchaser. Purchaser specifically acknowledges the receipt of and responsibility for the Security Deposit, the intent of Purchaser and Behringer Harvard being to relieve Behringer Harvard of any liability for the return of the Security Deposit.

All rental and other payments that become due subsequent to the date hereof should be payable to ____________________ and should be addressed as follows:

____________________
____________________
____________________

In addition, all notices from you to the landlord concerning any matter relating to your tenancy should be sent to ____________________ at the address above.

Very truly yours,

____________________,
a __________ __________

By:

Name:

Title:

BEHRINGER HARVARD _____________,
a __________ __________

By:

Name:

Title:

EXHIBIT H

FIRPTA AFFIDAVIT

THE STATE OF TEXAS

§

§
COUNTY OF DALLAS

§

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ____________________, a __________ __________ (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by BEHRINGER HARVARD _____________, a _______________ (“Transferor”), the undersigned hereby certifies as follows:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor’s U.S. employer identification number is: #__________;

3. Transferor’s office address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned, in the capacity set forth below, hereby declares that he has examined this certification and to the best of his knowledge and belief it is true, correct, and complete, and the undersigned further declares that he has authority to sign this document in such capacity.

EXECUTED to be effective as of the ___ day of _______________ 20___.

TRANSFEROR: BEHRINGER HARVARD _____________, a __________ __________ By: Name: Title:

SWORN TO AND SUBSCRIBED BEFORE ME this ___ day of _______________ 20___ by ____________, _______________ of _________________, on behalf of said ____________.

Notary Public

EXHIBIT I

AGREEMENT REGARDING DISCLAIMERS

This Agreement Regarding Disclaimers (this “Agreement”) is made to be effective as of the ___ day of _______________ 20___, by ____________________, a __________ __________ (“Purchaser”), for the benefit of BEHRINGER HARVARD _____________, a __________ __________ (“Seller”).

RECITALS

A.

Seller and Purchaser executed that certain Purchase Agreement (herein so called) dated to be effective as of the ___ day of _______________ 20___, regarding the sale and purchase of certain property more specifically described therein (the “Property”).

B.

The Purchase Agreement requires that at Closing (as defined in the Purchase Agreement) Purchaser and its counsel shall execute this Agreement;

NOW THEREFORE, Purchaser does hereby confirm and agree as follows:

1. No Reliance. Purchaser acknowledges and agrees that Purchaser has had ample opportunity to review documents concerning the Property and to conduct physical inspections of the Property, including specifically, without limitation, inspections regarding the environmental condition of the Property, the structural condition of the Property, and the compliance of the Property with the Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq. Purchaser hereby represents, warrants and agrees that (a) Purchaser has examined the Property and is familiar with the physical condition thereof and has conducted such investigations of the Property (including without limitation the environmental condition thereof) as Purchaser has deemed necessary to satisfy itself as to the condition of the Property and the existence or nonexistence, or curative action to be taken with respect to, any hazardous or toxic substances on or discharged from the Property, (b) except as expressly set forth in Section 5.1 of the Purchase Agreement, neither Seller nor Broker (as defined in the Purchase Agreement), nor any affiliate, agent, officer, employee or representative of any of the foregoing has made any verbal or written representations, warranties, promises or guarantees whatsoever to Purchaser, express or implied, and in particular, that no such representations, warranties, guarantees or promises have been made with respect to the physical condition, operation, or any other matter or thing affecting or related to the Property or the offering or sale of the Property, and (c) Purchaser has not relied upon any representations, warranties, guarantees or promises or upon any statements made or any information provided concerning the Property provided or made by Seller or Broker, or their respective agents and representatives, and Purchaser has elected to purchase the Property after having made and relied solely on its own independent investigation, inspection, analysis, appraisal and evaluation of the Property and the facts and circumstances related thereto. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that neither Seller nor Broker has any obligation to disclose to Purchaser, and shall have no liability for its failure to disclose to Purchaser, any information known to it relating to the Property. Purchaser acknowledges and agrees that all materials, data and information delivered to Purchaser by or through Seller or Broker in connection with the transaction contemplated herein have been provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser.

2. Disclaimers. PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROPERTY HAS BEEN SOLD AND CONVEYED TO PURCHASER AND PURCHASER HAS ACCEPTED THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS.” EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.1 OF THE PURCHASE AGREEMENT AND THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE

DEED FROM SELLER TO PURCHASER, SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE OR ANY OTHER DISCLAIMER SET FORTH HEREIN, SELLER AND PURCHASER HEREBY AGREE THAT SELLER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO (A) THE NATURE OR CONDITION, PHYSICAL OR OTHERWISE, OF THE PROPERTY OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE, (B) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE IMPROVEMENTS OR THE STATE OF REPAIR OR LACK OF REPAIR OF ANY OF THE IMPROVEMENTS, (C) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS, (D) THE SOIL CONDITIONS, DRAINAGE CONDITIONS, TOPOGRAPHICAL FEATURES, ACCESS TO PUBLIC RIGHTS-OF-WAY, AVAILABILITY OF UTILITIES OR OTHER CONDITIONS OR CIRCUMSTANCES WHICH AFFECT OR MAY AFFECT THE PROPERTY OR ANY USE TO WHICH PURCHASER MAY PUT THE PROPERTY, (E) ANY CONDITIONS AT OR WHICH AFFECT OR MAY AFFECT THE PROPERTY WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENT POTENTIAL OR OTHERWISE, (F) THE AREA, SIZE, SHAPE, CONFIGURATION, LOCATION, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES, VALUE, MAKE, MODEL, COMPOSITION, AUTHENTICITY OR AMOUNT OF THE PROPERTY OR ANY PART THEREOF, (G) EXCEPT FOR THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE DEED, THE NATURE OR EXTENT OF TITLE TO THE PROPERTY, OR ANY EASEMENT, RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONTRACT, CONDITION OR OTHERWISE THAT MAY AFFECT TITLE TO THE PROPERTY, (H) ANY ENVIRONMENTAL, GEOLOGICAL, METEOROLOGICAL, STRUCTURAL, OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE ABSENCE OF ASBESTOS OR ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCE ON, IN, UNDER OR ADJACENT TO THE PROPERTY, (I) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION OR USE OF THE PROPERTY WITH ANY APPLICABLE RESTRICTIVE COVENANTS, OR WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY ZONING LAWS OR REGULATIONS, ANY BUILDING CODES, ANY ENVIRONMENTAL LAWS, AND THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101 ET SEQ. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, VIOLATIONS OF ANY APPLICABLE LAWS, CONSTRUCTION DEFECTS, AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS), CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY WORK BE REQUIRED TO PUT THE PROPERTY IN COMPLIANCE WITH ANY APPLICABLE LAWS, OR SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH WORK, CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

3. DTPA Waiver. Purchaser acknowledges and agrees, on its own behalf and on behalf of its assigns and successors, that the Texas Deceptive Trade Practices — Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the “DTPA”), is not applicable to this transaction. Accordingly, Purchaser’s rights and remedies with respect to this transaction, and with respect to all acts or practices of the other, past, present or future, in connection with this transaction, shall be governed by legal principles other than the DTPA. In furtherance of the foregoing, Seller and Purchaser agree as follows:

(a) Purchaser represents that it is a business consumer and that it is acquiring the Property for commercial or business use. Purchaser further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the business transaction that is the subject of the Purchase Agreement (including the acquisition of the Property). Purchaser also represents that it is not in a significantly disparate bargaining position in relation to Seller.

(b) Purchaser represents that it has been represented by legal counsel in seeking or acquiring the Property and that the transaction contemplated by the Purchase Agreement does not involve the purchase or lease of a family residence occupied or to be occupied as the residence of Purchaser. Concurrently with the execution of this Agreement, Purchaser shall cause its legal counsel to sign a copy of this Agreement in the space provided below for the purpose of complying with Section 17.42(a)(3) of the DTPA.

(c) Purchaser agrees, on its own behalf and on behalf of its assigns and successors, that all of its rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of Seller in connection with the business transaction that is the subject of the Purchase Agreement (including the acquisition of the Property) whether such acts or practices occur before or after the execution of this Agreement; provided, however, notwithstanding anything to the contrary herein, in accordance with Section 17.42 of the DTPA, Purchaser does not waive Section 17.555 of the DTPA.

4. Survival of Disclaimers. Seller and Purchaser agree that the provisions of this Agreement shall survive Closing.

PURCHASER: ____________________, a __________ __________ By: Name: Title:

EXHIBIT J

TENANT ESTOPPEL CERTIFICATE

______________ __, 2012

____________________________________
____________________________________
____________________________________
____________________________________

Re:

Bent Tree Green

LEASE
Dated: __________________________
Landlord: ________________________
Tenant: __________________________

Ladies and Gentlemen:

The undersigned, the tenant under the above-described lease (“Tenant”), a copy of which is attached hereto as Exhibit A (“Lease”), provides this Tenant Estoppel Certificate to you as conclusive evidence of the matters set forth herein concerning the above-referenced Lease and the Premises (as defined below).

As of the date hereof, the undersigned hereby certifies the following:

1.

The Lease supersedes, in all respects, all prior written or oral agreements between Landlord and Tenant with respect to the Premises and there are no agreements, understandings, warranties, or representations between Landlord and Tenant with respect to the Lease or the Premises except as expressly set forth in the copy of the Lease (including all amendments thereto, if any) attached hereto as Exhibit A.

2.

As of the date hereof, the Lease has not been changed, amended, modified, supplemented or superseded except as set forth in the copy of the Lease (including all amendments thereto, if any) attached hereto as Exhibit A.

3.

The Lease remains in full force and effect and there are no known existing defaults by Tenant under the Lease.

4.

The improvements and space required by the Lease to be delivered to Tenant (the “Premises”) have been satisfactorily completed and delivered by Landlord, and have been accepted by the Tenant, except ______________________________.

5.

The Premises are currently occupied and open for the use by Tenant, its customers, employees and invitees.

6.

Tenant’s interest in the Lease and the Premises demised therein, or any part thereof, has not been sublet, transferred or assigned, except _________________________.

7.

All duties of an inducement nature required of the Landlord under the Lease have been fulfilled by Landlord, except _______________________, and Tenant is fully obligated to pay rent and all other charges due under the Lease.

8.

The Commencement Date of the Lease was __________________ and the Expiration Date of the Lease is _____________________.

9.

The monthly base rent under the Lease is $___________________ and commenced on ______________________ and the last monthly payment of rent in the amount of $__________________ was made by Tenant on _________________. No monthly rental has been prepaid nor has Tenant been given any free rent, partial rent, rebates, rent rebates or concessions except as expressly provided in the Lease. Tenant has no known claims, defenses or offsets against any rents payable under the Lease.

10.

Landlord, to the best knowledge of Tenant, has fully performed all of its obligations under the Lease and there is no known default or circumstances existing under which Landlord may be deemed in default merely upon the service of notice or passage of time, or both.

11.

Landlord has not given its consent to Tenant (for example, to sublease or to alter the Premises) or taken any action which, pursuant to the Lease, requires Landlord’s consent, except ___________________________.

12.

Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein, except ______________________________.

13.

No rent under the Lease has been paid for more than the current rental period established in the Lease.

14.

Tenant has no right or interest in or under any contract, option or agreement involving the sale or transfer of the Premises.

15.

Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws.

16.

That Tenant is a ________________________ duly organized, validly existing and in good standing under the law of State of __________________.

In issuing this Estoppel Certificate, Tenant understands that you will rely hereupon in your purchase of the property which includes the Premises from Landlord.

TENANT:

____________________,
a __________ __________

By:

Name:

Title:

EXHIBIT A
to Tenant Estoppel Certificate

COPY OF LEASE

[see attached]

EXHIBIT K

SNDA AGREEMENT

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is effective as of _________ ___, 2012, among __________________________(together with its successors and assigns, “Bank”), the undersigned tenant (“Tenant”) and the undersigned landlord (“Landlord”).

WITNESSETH

WHEREAS, Landlord (or Landlord’s predecessor in title) and Tenant have entered into that certain Lease Agreement dated as of _____________ (the “Lease”), covering certain premises more particularly described therein (the “Premises”), located on real property more particularly described in Exhibit A attached to this Agreement and made a part hereof (the “Property”); and

WHEREAS, Bank has loaned or will loan to Landlord, and Landlord has borrowed or will borrow from Bank, a sum of money in excess of $10.00 (the “Loan”) as evidenced by that certain promissory note (as may be amended from time to time, the “Note”), executed by Landlord, payable to the order of Bank, secured by, among other things, a Deed of Trust (as may be amended from time to time, the “Deed of Trust”), which creates a lien against the Property, and which has been or will be recorded in the Real Property Records of each County in which any portion of the Property is located; and

WHEREAS, Tenant has requested that Bank agree not to disturb Tenant’s possessory rights in the Premises in the event Bank should foreclose the lien of the Deed of Trust, provided that Tenant is not then in default under the Lease and provided further that Tenant attorns to Bank or the purchaser at any foreclosure sale of the Property;

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, conditions, provisions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Tenant hereby represent, acknowledge, covenant and agree as follows:

1.

Subordination and Non-Disturbance. Subject to the terms of this paragraph, Landlord and Tenant agree that the Lease is hereby made, and shall at all times continue to be, subject, subordinate and inferior in each and every respect to the Deed of Trust and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Deed of Trust and to all liens, assignments and security interests created thereby. Bank hereby agrees that (a) as long as no default (after any applicable cure periods) by Tenant exists under the Lease, the Lease shall not be terminated, nor shall Tenant’s use, possession or enjoyment of the Property in accordance with the Lease, or any of Tenant’s rights and privileges under the Lease be diminished or interfered with nor shall any renewal or expansion options under the Lease be impaired in any foreclosure or other action or proceeding pursuant to or in connection with the Deed of Trust or in the event that Bank or any successor-in-interest thereto takes possession of any part of the Property pursuant to such Deed of Trust or otherwise, and (b) Tenant shall not be joined in any such foreclosure or other action or proceeding, unless required by state law provisions. If any part of the Property is acquired by Bank or any successor-in-interest thereto by foreclosure or otherwise, Bank or such successor shall take title to the Property or any part thereof subject to the terms of the Lease and this Agreement, and Tenant’s use, enjoyment or occupancy of the Property in accordance with the terms of the Lease shall not be disturbed or otherwise affected except in accordance with the terms of the Lease and this Agreement. As between Bank and Landlord, nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Bank of any of the terms, covenants, provisions or remedies of the Deed of Trust, whether or not consistent with the Lease.

2.

Attornment. If (a) any proceedings are brought for the foreclosure of the Deed of Trust, (b) the Property (or any part thereof) should be sold pursuant to a trustee’s sale, or (c) the Property is conveyed by deed in lieu or assignment in lieu of foreclosure, Tenant shall, if Bank or any successor-in-interest thereto, or the purchaser at such foreclosure sale or under a conveyance in lieu of foreclosure so elects, attorn to Bank or any successor-in-interest thereto, its nominee, or such purchaser, as the case may be, as the landlord under the Lease in accordance with the terms of the Lease, subject to the observance by Bank and any successor-in-interest thereto of the provisions of this Agreement. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time, and from time to time, upon the request of Landlord, Bank or of any other holder(s) of any of the indebtedness or other obligations secured by the Deed of Trust or any such nominee or purchaser, any instrument or certificate which, in its sole judgment, Landlord, Bank, such other holder(s), or such nominee or purchaser, as the case may be, deems to be necessary or appropriate in any such foreclosure proceeding or conveyance in lieu of foreclosure or otherwise to evidence such attornment, provided that the rights of Tenant under the Lease shall not be impaired or Tenant’s obligations increased, as a result thereof.

3.

Acknowledgement and Agreement by Tenant. Tenant acknowledges and agrees that:

(a)

The Deed of Trust and the agreements evidencing and securing the Loan exist;

(b)

From and after the date hereof, Tenant will not materially modify or materially amend the Lease without the prior written consent of Bank;

(c)

It has notice that all of Landlord’s rights under the Lease and the rent and all other sums due under the Lease have been assigned or are to be assigned to Bank as security for the Loan secured by the Deed of Trust; in the event that Bank notifies Tenant of a default under the Deed of Trust and demands that Tenant pay its rent and all other sums due under the Lease to Bank, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Bank or as otherwise required pursuant to such notice without regard to any contrary instructions from Landlord; prior to the time that Bank shall succeed to the interest of Landlord in the Premises as described in Section 2 above, receipt of such payments by Bank shall not relieve Landlord of its obligations under the Lease, nor operate to make Bank responsible for the performance thereof, and Tenant shall continue to look solely to Landlord for performance of such obligations;

(d)

It has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Deed of Trust and is hereby waived and released as against Bank; and

(e)

This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

4.

No Obligation of Bank. Without limiting Tenant’s rights or remedies at law or under the Lease, Tenant agrees that Bank shall have no obligation or incur any liability, including:

(a)

With respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof, or upon the addition of additional space, pursuant to any expansion rights contained in the Lease; or

(b)

With respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise.

Subject to the foregoing, if Bank succeeds to the interest of Landlord under the Lease, Tenant shall have the same remedies against Bank for the breach of any provision of the Lease as Tenant would or does have against Landlord; provided that Bank shall not (i) be bound by any amendments or material modifications to the Lease made without Bank’s consent, which shall not be unreasonably withheld, conditioned, or delayed, or (ii) be liable for any act or omission of Landlord, which occurred or accrued prior to the date of any such foreclosure or conveyance, or (iii) be subject to the offsets or defenses which Tenant might have against Landlord which have accrued prior to the date on which Bank shall have become the owner of the Property, other than offsets or defenses arising from acts that require cure in accordance with Bank’s obligations as the landlord under the Lease and which specifically give rise to express rights of offset under the Lease and which obligations to act accrue from and after the date Bank acquires the Property by foreclosure or otherwise, or (iv) be bound by any rent or additional rent or advance rent which Tenant might have paid more than one (1) month in advance to Landlord or any other party, and all such rent, upon Bank’s succession to Landlord’s interest under the Lease, shall remain due and owing, notwithstanding such advance payments; or (v) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Bank and with respect to which Tenant shall look solely to Landlord for refund or reimbursement.

Neither Bank nor any other party who shall be included in the definition of Bank hereunder shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own an interest in or to the Property.

5.

Inconsistent Provisions. This Agreement supersedes any inconsistent provision of the Lease.

6.

Notices. Any notice, demand or request permitted, required or desired to be given in connection with this Agreement shall be in writing and shall be deemed effective if hand delivered, or if sent by United States certified or registered mail, return receipt requested, postage prepaid, or if sent by private receipted courier guaranteeing same-day or next-day delivery, addressed to the respective party at its address provided below. If sent by U.S. certified mail in accordance with this Section 6, such notices shall be deemed given and received on the earlier of (a) actual receipt at the above specified address of the named addressee, or (b) on the third (3rd) business day after deposit with the United States Postal Service. Notice given by any other means shall be deemed given and received only upon actual receipt at the herein specified address of the named addressee.

7.

Time. Time is of the essence in all matters pertaining to the performance of this Agreement.

8.

Authority. The parties to this Agreement warrant and represent to one another that they have the power and authority to enter into and perform their respective obligations under this Agreement in the names, titles and capacities herein stated and on behalf of any entities, persons, estates or firms represented or purported to be represented by such person, and that all formal requirements necessary or required by any state and/or federal law or private agreement in order for the parties to enter into and perform their respective obligations under this Agreement have been fully complied with.

9.

Entire Agreement. THIS AGREEMENT REPRESENTS THE ENTIRE AGREEMENT BETWEEN BANK AND TENANT REGARDING THE SUBJECT MATTER DEALT WITH HEREIN, AND IT MAY NOT BE MODIFIED, AMENDED OR DISCHARGED EXCEPT BY WRITTEN AMENDMENT EXECUTED BY THE PARTY AGAINST WHOM ENFORCEMENT OF SUCH MODIFICATION, AMENDMENT OR DISCHARGE IS SOUGHT.

10.

Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Bank, all obligations and liabilities accruing after such assignment or transfer shall be the responsibility of Bank’s transferee, and further provided that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Bank.

11.

GOVERNING LAW; VENUE. THE TERMS, PROVISIONS AND CONDITIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. VENUE OF ANY ACTION BROUGHT IN CONNECTION WITH THIS AGREEMENT SHALL BE IN DALLAS COUNTY, TEXAS (TO THE EXCLUSION OF ALL OTHER VENUES), WHERE THIS AGREEMENT IS PERFORMABLE.

12.

Attorney’s Fees. Should any litigation or administrative proceeding be commenced by either of the parties hereto or their representatives, or should either party institute any proceeding in a court which has jurisdiction over any other party hereto or any or all of its property or assets, or should any litigation or proceeding be commenced concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, then the party or parties prevailing in such litigation or proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for such prevailing party’s attorneys’ fees and court costs in such litigation or proceeding, which shall be determined by the court (or presiding official) in such litigation or proceeding or in a separate action brought for that purpose.

13.

Severability. If any provision of this Agreement shall, for any reason, be held to be violative of any applicable law, and so much of this Agreement is held to be unenforceable, then the invalidity of such specific provision shall not be held to invalidate any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

14.

Headings; Construction. The headings contained in this Agreement are for reference purposes only and shall not modify or affect this Agreement in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

15.

Landlord Consent and Approval. Landlord hereby consents to and approves the terms of this Agreement, including, without limitation, the provisions of paragraph 3(c).

16.

Counterparts. This Agreement has been or may be executed in counterparts, and each of such counterparts shall, for all purposes, be deemed an original and be enforceable against the party executing same. Delivery of an executed counterpart of this Agreement by facsimile or portable document format (pdf) shall be equally as effective as delivery of an executed original counterpart and shall constitute a covenant to deliver an executed original counterpart, but the failure to do so shall not affect the validity, enforceability and binding effect of this Agreement.

EXECUTED as of the date first above written.

BANK:

____________________,
a __________ __________

By:

Name:

Title:

Address for Notices and Deliveries:

Attn:

THE STATE OF TEXAS

§

§
COUNTY OF ___________

§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by _____________________________________________________________________________________________________________________________, a national banking association, on behalf of said association.

Notary Public, State of Texas

LANDLORD:

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC., a Maryland corporation

By:

Name

Title:

Address for Notices and Deliveries:

2909 Hillcroft, Suite 420
Houston, Texas 77057
Facsimile No.: 713.465.3132
Attention: Jim Stokes, General Counsel

THE STATE OF TEXAS

§

§
COUNTY OF HARRIS

§

This instrument was acknowledged before me on the ___ day of _______________ 2012, _____________________________________________________, on behalf of said corporation.

Notary Public, State of Texas

TENANT:

____________________,
a __________ __________

By:

Name:

Title:

Address for Notices and Deliveries:

Attn:

THE STATE OF __________

§

§
COUNTY OF ____________

§

This instrument was acknowledged before me on the ___ day of _______________ 2012, by _________________________________, _____________________________________ of ___________________, a __________ _________, on behalf of said ____________________.

Notary Public, State of Texas

Exhibit A
to SNDA

PROPERTY DESCRIPTION

[TO BE ATTACHED]

SCHEDULE 5.1(i)

LEASE COMMISSIONS

(1) There are no outstanding or unpaid leasing commissions attributable to the current term of the Leases existing as of the Effective Date.

(2)  Except (i) for the leasing commissions that may be attributable to the amendment to the Lease Amendment to the Lease with 360 Wealth Management for the expansion of its premises currently under negotiation (the “360 Wealth Management Amendment”) and (ii) as expressly provided in the Leases provided to Purchaser relating to any renewal, expansion, or other options expressly set forth in the Leases (which provisions require that the tenant acknowledge the broker), there are no leasing and brokerage commissions or other similar compensations required with respect to, or on account of, any Lease extensions or renewals thereof that will be payable after Closing  and there are no commission agreements pertaining to any such Lease extensions or renewals that will be binding on Purchaser after Closing.